SUPPLEMENTAL INDENTURE
THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 28, 2026, is among Weatherford International Ltd., a Bermuda exempted company limited by shares, and Weatherford US Holding, LLC, a Delaware limited liability company (formerly known as Weatherford International, LLC) (each, a “Co-Issuer” and, together, the “Co-Issuers”), the new guarantors listed on the signature pages hereto (each, a “New Guarantor” and, collectively, the “New Guarantors”), Weatherford International plc, an Irish public limited company (the “Parent Guarantor”), and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to herein (in such capacity, the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Co-Issuers, the Parent Guarantor, and the Trustee are parties to an Indenture, dated as of October 27, 2021 relating to the 8.625% Senior Notes due 2030 (the “Notes”) of the Co-Issuers (the “Base Indenture” and, as amended, supplemented or otherwise modified as of the date hereof, including, without limitation, by that certain Supplemental Indenture dated as of December 1, 2022, collectively, the “Indenture”);
WHEREAS, pursuant to Section 9.01(5) of the Base Indenture, the Co-Issuers, the Parent Guarantor and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder to add any entity as a guarantor of the Notes;
WHEREAS, each Co-Issuer desires to amend and supplement the Indenture to evidence the addition of each New Guarantor as a guarantor of the Notes;
WHEREAS, the Co-Issuers have delivered to the Trustee, and the Trustee has received, accepted and approved from the Co-Issuers, an Officers’ Certificate and an Opinion of Counsel in accordance with Sections 1.02, 1.03, 9.01(5), and 9.03 of the Base Indenture;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Co-Issuer, the Parent Guarantor, each New Guarantor, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.AGREEMENT TO GUARANTEE. Each of the New Guarantors hereby agrees, jointly and severally, with the Parent Guarantor and all other Guarantors, to fully, irrevocably, unconditionally, and absolutely guarantee to each Holder and to the Trustee the Indenture Obligations, to the extent set forth in Article Fourteen of the Base Indenture and subject to the provisions thereof. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantees are expressly set forth in Article Fourteen of the Base Indenture, and reference is hereby made to such Article for the precise terms of the Guarantees.
3.NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

4.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. Signatures of the parties hereto transmitted by facsimile, PDF, electronic signature or other electronic transmission shall be deemed to be their original signatures for all purposes.
5.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
6.THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
[Remainder of Page Intentionally Left Blank.
Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

WEATHERFORD US HOLDING, LLC
a Delaware limited liability company

/s/ Maximiliano A. Kricorian
Name: Maximiliano A. Kricorian
Title: Vice President and Treasurer

WEATHERFORD INTERNATIONAL LTD.
a Bermuda exempted company limited by shares

/s/ Maximiliano A. Kricorian
Name: Maximiliano A. Kricorian
Title: Senior Vice President and Treasurer

WEATHERFORD INTERNATIONAL PLC
an Irish public limited company

/s/ Maximiliano A. Kricorian
Name: Maximiliano A. Kricorian
Title: Senior Vice President and Treasurer
[Signature Page to Supplemental Indenture]

NEW GUARANTORS:

WFRD Holdings Inc., a Texas corporation

 /s/ Beth Ann Dranguet
    Name: Beth Ann Dranguet
    Title: Vice President and Secretary

WFRD Holdings GmbH, a limited liability company under the laws of Switzerland

 /s/ Mathias Neuenschwander
    Name: Mathias Neuenschwander
    Title: Managing Officer

Weatherford International Holdings GmbH, a limited liability company under the laws of Switzerland

 /s/ Mathias Neuenschwander
    Name: Mathias Neuenschwander
    Title: Managing Officer

Weatherford South America GmbH, a limited liability company under the laws of Switzerland

 /s/ Mathias Neuenschwander
    Name: Mathias Neuenschwander
    Title: Managing Officer

[Signature Page to Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By: /s/ Carol Ng
Name: Carol Ng
Title: Vice President

By: /s/ Arian Kalaba
Name: Arian Kalaba
Title: Associate

[Signature Page to Supplemental Indenture]